SHARE SURRENDER AGREEMENT

THIS SHARE SURRENDER AGREEMENT (this "Agreement") is made as of this 9th day of January 2024, by and between Sigyn Therapeutics, Inc. (the "Company") and Craig Roberts (the "Stockholder").

WHEREAS, the Stockholder is the record owner of 12,820,000 (the "Shares") of common stock, par value $0.001 per share, of the Company; and

WHEREAS, the Company and the Stockholder desire that 2,564,000 of the Shares (the "Cancelled Shares") be surrendered to the Company for cancellation;

NOW, THEREFORE, in consideration for their mutual promises and intending to be legally bound, the Parties agree as follows:

1. Surrender of Shares

   (a) Surrender and Acceptance by Company. The Stockholder hereby surrenders (the "Surrender") to the Company, and the Company hereby accepts from the Stockholder, the Cancelled Shares, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind. Upon the Surrender, the Cancelled Shares shall be cancelled and shall not be held as treasury shares or represent any claim on the Company whatsoever.

   (b) Further Acknowledgements. The Stockholder shall surrender the certificate(s) representing the Cancelled Shares, together with any stock powers or other documentation necessary to effect the Surrender.

   (c) Effective Time of Surrender. The Surrender shall become effective immediately upon execution of this Agreement.

   (d) Stockholder Representations. Stockholder acknowledges that he has been provided with material confidential information regarding recent plans affecting the development of the Company and notwithstanding this information he desires to enter into the Surrender. Buyer agrees not to effect any transaction in any securities of the Company until he has been informed that all material information has been publicly disclosed.

2. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.

3. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

4. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall be deemed originals for all purposes of this Agreement.

5. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SIGYN THERAPEUTICS, INC.

DocuSigned by:
By: Jim Joyce
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Name: Jim Joyce
Title: Chairman, CEO

STOCKHOLDER

DocuSigned by:
By: Craig Roberts
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Name: Craig Roberts